Anchin, Block & Anchin LLP
Accountants & Advisors
1375 Broadway New York, NY 10018
212 840-3456
www.anchin.com

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Investment Managers Series Trust Pre-Effective Amendment No. 1 to the Registration Statement Under the Securities Act of 1933 on Form N-14 and to the use of our report dated February 25, 2009, relating to the financial statements and financial highlights of the W.P. Stewart & Co. Growth Fund, Inc.

October 16, 2009